UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada		87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(801) 244-2423
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

Pursuant to the terms of a Securities Purchase Agreement (the "Purchase Agreement") dated March 31, 2008, among Legend Media, Inc. (the "Company") and Maoming China Fund ("Maoming"), the Company agreed to issue and sell to Maoming (i) 2,083,333 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and (ii) warrants (the "Warrants") to purchase 1,000,000 shares of the Company's common stock, par value 0.001 per share (the "Common Stock").

Pursuant to the terms of the Purchase Agreement, (i) upon the later of April 12, 2008 or 15 days after the Company's first acquisition of a media advertising business operating in the People's Republic of China (the "First Closing"), the Company will issue and sell to Maoming and Maoming will purchase from the Company 1,250,000 shares of Preferred Stock and 600,000 Warrants for $3,000,000, and (ii) upon the later of May 12, 2008 or 15 days after the Company's second acquisition of a media advertising business operating in the People's Republic of China (the "Second Closing"), the Company will issue and sell to Maoming and Maoming will purchase from the Company 833,333 shares of Preferred Stock and 400,000 Warrants for $2,000,000.

The Warrants are immediately exercisable upon issuance at an exercise price of $2.50 per share for a period of three years following the First Closing or the Second Closing, as applicable. The Warrants are exercisable on a cashless basis at any time after the first anniversary of the First Closing or the Second Closing, as applicable, if the Common Stock underlying the Warrants has not been registered with the Securities and Exchange Commission at such time.

Pursuant to the terms of the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of the Company (the "Certificate of Designation") attached to the Purchase Agreement, each share of Preferred Stock will initially be convertible into Common Stock at the option of the holder at $2.40 per share. The Preferred Stock shall vote as a single class with the Common Stock on each matter submitted to the Company's stockholders based upon the whole number of shares of Common Stock into which the Preferred Stock is convertible at such time. In any liquidation, dissolution or winding up of the Company, the Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to the Company's stockholders prior and in preference to the holders of any other securities of the Company in an amount equal to $2.40 per share of Preferred Stock. After payment has been made to the holders of the Preferred Stock of the full amount required to be paid, any remaining assets of the Company will be distributed ratably to the holders of the Company's Common Stock. In addition, the Certificate of Designation provides the holders of the Preferred Stock with anti-dilution protection in the event of future sales of equity securities by the Company at less than $2.40 per share. Finally, the Company may not create a new class or series of preferred stock having priority over, or rights that are senior to, or pari passu with, the Preferred Stock without prior approval from the holders of more than 50% of the outstanding Preferred Stock.

The First Closing and Second Closing are each subject to certain closing conditions and deliveries set forth in the Purchase Agreement, including, among other things: (a) entry into the Voting Agreement described below by the Company, Maoming and the Majority Shareholders (as defined below); (b) approval by the Company's board of directors of the issuance of the Preferred Stock and Warrants; and (c) evidence of the proper adoption and filing with the Secretary of State of Nevada of the Certificate of Designation.

The Purchase Agreement also provides that the Company shall file a registration statement under the Securities Act of 1933, as amended, within 30 thirty days after the Second Closing and that such registration statement shall include all of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (the "Underlying Common Stock"), unless the registration statement is part of an underwritten registered offering ("Underwritten Offering") and the managing underwriter of the Underwritten Offering has advised the Company in writing that the registration of the Underlying Common Stock exceeds the number of securities which can be sold therein without adversely affecting the marketability of the Underwritten Offering. In the event of such a written opinion from the managing underwriter of an Underwritten Offering, the Company shall include in the registration statement for the Underwritten Offering, on a pro rata basis among the respective holders thereof, only the number of shares of Underlying Common Stock which can be sold without adversely affecting the marketability of the Underwritten Offering, and the Company shall subsequently register within nine months after the closing of the Underwritten Offering the balance of the Underlying Common Stock.

Additionally, the Purchase Agreement contains customary provisions for agreements of this nature, including, without limitation, representations, warranties, covenants and indemnities.

In connection with the Purchase Agreement, the Company entered into a Voting Agreement, dated as of March 31, 2008 (the "Voting Agreement"), by and among the Company, Maoming and ARC Investment Partners LLC, Tapirdo Enterprises LLC, Loeb Enterprises II LLC, Jeffrey Dash (the Company's President and Chief Executive Officer), Aries Equity Corp and Nalp Capital LLC (together, the "Majority Shareholders").

The Voting Agreement provides that, upon the First Closing, and for so long as Maoming owns Preferred Stock (or, after conversion of the Preferred Stock, Common Stock) representing at least 5% of the Company's outstanding Common Stock (on a fully diluted basis): (i) the Majority Shareholders will vote their shares of the Company's Common Stock over which they have voting control and take all necessary action within their control so that one individual designated by Maoming (the "Maoming Designee") shall be elected to the Company's board of directors; and (ii) the Company will use commercially reasonable efforts to ensure that the parties to the Voting Agreement enjoy the benefits of the Voting Agreement, including the nomination of the Maoming Designee to the board of directors of the Company.

In addition to customary provisions for an agreement of this nature, the Voting Agreement further provides, among other things, that: (i) if Maoming fails to designate the Maoming Designee, or if the Maoming Designee resigns or is otherwise no longer serving on the Company's board of directors, such directorship shall remain vacant until Maoming designates the Maoming Designee; (ii) Maoming shall be entitled to remove the Maoming Designee and designate a new Maoming Designee to fill the vacancy, and such removal shall only occur upon the written consent or affirmative vote of Maoming; (iii) the Company and the Majority Shareholders shall take all actions necessary to effect any necessary amendments to the Company's Articles of Incorporation or Bylaws to give full effect to the provisions of the Voting Agreement; and (iv) the Voting Agreement shall not affect the rights of the Majority Shareholders with respect to voting on any matter other than the election of the Maoming Designee.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Certificate of Designation and the Voting Agreement are qualified in their entirety by reference to the complete documents, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 8.01	Other Events.

On April 2, 2008, the Company issued a press release announcing entry into the Purchase Agreement and the related transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information contained in this item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description
3.1	Form of Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of Legend Media, Inc.
4.1	Form of Common Stock Purchase Warrant of Legend Media, Inc.
10.1	Securities Purchase Agreement, dated as of March 31, 2008, among Legend Media, Inc. and Maoming China Fund
10.2
Voting Agreement, dated as of March 31, 2008, by and among Legend Media, Inc., ARC Investment Partners LLC, Tapirdo Enterprises LLC, Loeb Enterprises II LLC, Jeffrey Dash, Aries Equity Corp. and Nalp Capital LLC and Maoming China Fund

99.1	Press release dated April 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.

Date: April 4, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer